Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of this 13th day of November, 2013, by and between Positive ID Corporation (“Seller”) and the purchasers listed on the Schedule of Purchasers attached hereto (each “Purchaser”, and collectively, (“Purchasers”).

WITNESSETH:

WHEREAS, Seller is the beneficial and record owner of 871,754 shares of common stock, $.00001 par value per share (“Common Stock”), of VeriTeQ Corporation, a Delaware corporation (the “Company”); and

WHEREAS, Seller holds a convertible note (the “Note”), convertible into 135,793 shares of Common Stock, of the Company, such shares being convertible at the demand of the Seller; and

WHEREAS, Seller desires to sell the Note and its 871,754 shares of Common Stock of the Company to Purchaser as more particularly set forth herein and Purchasers desire to purchase such shares and rights upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Purchase and Sale; Closing; Purchase Price.

(a)

Purchase and Sale.   Upon the terms and subject to the conditions set forth in this Agreement, Seller and Purchaser hereby agree that, on the Closing Date (as defined in Section 2, below), Seller shall sell, assign, transfer, convey and deliver to Purchasers an aggregate of 871,754 shares of Common Stock of the Company (the “Shares”) (a copy of the certificate with respect thereto is attached as Schedule I hereto) and the Note (a copy of which is attached as Schedule II hereto), which is convertible into 135,793 shares of Common Stock of the Company as of the date hereof, and Purchasers hereby agree to purchase, obtain and acquire from Seller, all of Seller's right, title and interest in and to the Shares and the Note, in each case, in accordance with the Schedule of Purchasers attached hereto.

(b)

Delivery of Certificates and Note.  At the Closing (as hereinafter defined) and as a condition thereto, Seller shall deliver to the Company or the Transfer Agent, as applicable, (with a copy to each Purchaser) the Note and each certificate (“Certificates”) representing the Shares issued along with irrevocable instructions (the “Irrevocable Instructions”) to transfer the Note and the Shares to each Purchaser, in accordance with the Schedule of Purchasers attached hereto, registered in such name(s) as each Purchaser shall request on or prior to the Closing Date (such transferred Note and Shares, collectively, the “New Securities”) and to deliver the certificates evidencing the New Securities to each Purchaser at its address set forth in the Schedule of Purchasers attached hereto (or such other address as directed by such Purchaser to Seller on or prior to the Closing Date):

(c)

Purchase Price.   Subject to the terms and conditions of this Agreement, in consideration of and in exchange for Seller’s sale, assignment, transfer, conveyance and delivery of the Shares and the Note to Purchasers, at closing, each Purchaser agrees to deliver to a bank account designated in writing by Seller a wire transfer in immediately available United States’ funds in an amount equal to the purchase price set forth opposite the name of such Purchaser on the Schedule of Purchasers attached hereto.

(d)

Letter Agreement.   On or prior to the Closing Date, Seller shall have delivered to each Purchaser a copy of the Letter Agreement, in the form attached hereto as Exhibit A, duly executed by Seller and the Company.

(e)

Lock-Up Agreement.  On or prior to the Closing Date, Seller shall have delivered to each Purchaser a copy of the Lock-Up Agreement, in the form attached hereto as Exhibit B, duly executed by Seller and the Company.

2.

Closing; Closing Date.   Subject to satisfaction of the conditions set forth in this Agreement and compliance with the other provisions hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place contemporaneously with the execution of this Agreement at the offices of Seller or at such other time and place as the parties shall mutually agree (the "Closing Date").

3.

Representation and Warranties of Seller.   Seller represents and warrants to each Purchaser effective as of the date hereof and the Closing Date as follows:

(a)

Seller is duly organized, validly existing and in good standing under the laws of the state of its formation, with the requisite power and authority to enter into this Agreement and perform its obligations hereunder and each other document contemplated hereby to which Seller is or will be a party and to consummate the transactions contemplated hereby and thereby.

(b)

Seller has the ability to consummate the transactions contemplated hereby; that this Agreement has been duly authorized, duly executed and validly delivered by the Seller and that this Agreement is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other  forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)

Seller is not and has not at any time been an “Affiliate”, as that term is defined in the Securities Act of 1933, as amended, of the Company.

(d)

Seller is the sole legal and beneficial owner of the Shares and the Note and has the sole and unrestricted right to sell and/or transfer the Shares and the Note.  Seller hereby represents and warrants that Seller owns the free of preemptive rights and free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever including but not limited to communal or marital property rights or distribution rights under applicable law (collectively, “Liens”).  The Shares and Note are fully paid and have been validly issued to Seller in accordance with Federal or state securities laws (including any rules or regulations promulgated thereunder) and the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder).  There are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the Shares or Note, and there are no voting trusts, voting agreements, stockholder agreements or other agreements or understandings of any kind whatsoever which relate to the voting or disposition, sale, transfer or assignment of the Shares or Note.  Neither the Notes nor the Shares been sold, transferred, assigned, exchanged, pledged, hypothecated or encumbered in any way, whether by Seller or other person.  Delivery of the Note and the Shares to the Company and/or the Transfer Agent, as applicable, with the Irrevocable Instructions in accordance herewith will pass to Purchaser good and valid title to the Note and the Shares being purchased by such Purchaser hereunder, free and clear of Liens other than those of such Purchaser or under securities laws.

(e)

Neither the execution and delivery of this Agreement by Seller, nor the consummation of the transactions contemplated hereby, does or will:  (i)  violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the property or assets of Seller, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which Seller is a party or by which it or any of such property or assets are bound; (ii) contravene the terms of Seller’s organizational documents, or any amendment thereof or (iii) violate or conflict with any other restriction of any kind whatsoever to which Seller is subject, or by which any of its material properties or assets may be bound.

(f)

There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Seller, threatened against Company or Seller, which could restrict Seller's ability to perform its obligations hereunder.  To the best knowledge of Seller, there are no grounds for or facts, events or circumstances which could form the basis of any such action that could cause or result in any such action, suit, proceeding or investigation or which is probable of assertion.  Seller is not in default in respect of any judgment, order, writ, injunction or decree of any court or any Federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality.

(g)

All government and other consents that are required to have been obtained by Seller with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.  Seller has complied and will comply with all applicable disclosure or reporting requirements in respect of the transaction contemplated hereby.

(h)

The execution and delivery by Seller of this Agreement, the sale by Seller of the Note and the Shares and the performance by Seller of its obligations under this Agreement do not and will not violate or conflict with any law applicable to Seller, any order or judgment of any court or other agency of government applicable to Seller or any of Seller’s assets or any contractual restriction binding on or affecting Seller or any of Seller’s assets.

(i)

Seller is acting solely for Seller’s own account, and has made Seller’s own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for Seller based upon Seller’s own judgment and upon advice of such advisors as Seller deems necessary.  Seller acknowledges and agrees that Seller is not relying, and has not relied, upon any communication (written or oral) of any Purchaser or any affiliate, employee or agent of any Purchaser with respect to the legal, accounting, tax or other implications of this Agreement and that Seller has conducted Seller’s own analyses of the legal, accounting, tax and other implications hereof and thereof; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement.  Seller acknowledges that neither any Purchaser nor any affiliate, employee or agent of any Purchaser is acting as a fiduciary for or an advisor to Seller in respect of this Agreement.

(j)

Seller is not selling the Note and the Shares “on the basis of” (as defined in Rule 10b5-1 of the Exchange Act) any material, non-public information about the Note or the Shares or the Company and Seller is aware that certain Purchasers have engaged in negotiation with respect to a proposed financing with the Company and, consequently, the Purchasers may have material, non-public information about the Note and/or the Shares and/or the Company.

4.

Representations and Warranties of Seller and Purchasers. Each party hereto represents and warrants to the other party that there has been no act or omission by such party which would give rise to any valid claim against such party for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated hereby.

5.

Miscellaneous.

(a)

Entire Agreement. This Agreement (including any written amendments to this Agreement executed by the parties) constitutes the entire Agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties.

(b)

Notices.  All notices, requests, demands and other communications hereunder shall be given in writing and shall be:  (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the party at his or its respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service.  The respective addresses to be used for all such notices, demands or requests are as follows:

If to Seller, to:

Mr. William Caragol

Chief Executive Officer

Positive ID Corp.

1690 South Congress Ave., Suite 201

Delray Beach, FL 33445

Email: bcaragol@positiveIDcorp.com

Telephone: (561) 805-8009

Cell: (561) 504- 5647

If to a Purchaser, to the address set forth opposite the name of such Purchaser on the Schedule of Purchasers attached hereto.

or to such other persons or addresses as may be designated in writing by the party to receive such notice.  If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this Section, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery), unless sender confirms receipt through personal contact, in which case such communication shall be deemed delivered upon such confirmation; if sent by overnight courier pursuant to this Section, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this Section, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal.  Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

(c)

Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(d)

Assignment.  This Agreement shall not be assignable by either party without the prior written consent of the other party hereto.

(e)

Fees and Expenses.  The parties shall pay their own respective expenses incident to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

(f)

Modification, Amendments and Waiver.  The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.  No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party hereto at law, in equity or otherwise.

(g)

Governing Law; Construction. This Agreement and all transactions contemplated in this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the New York, New York. In the event litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party shall be entitled. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and the related transaction documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement and the related transaction documents or any amendments hereto.

(h)

Survival.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for the maximum time allowable by applicable law.

(i)

8-K Filing; Confidentiality.  On or before 9:30 a.m., New York time, on the fourth (4th) business day following the Closing Date, the Seller shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the Securities Exchange Act of 1934, as amended, and attaching all the material agreements (including, without limitation, this Agreement) (including all attachments, the “8-K Filing”).  After the 8-K Filing has been filed with the Securities and Exchange Commission, the Seller shall have disclosed all material, non-public information (if any) delivered to any of the Purchasers by the Seller or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.  Except with respect to the 8-K Filing, the parties shall not make any public announcement concerning this Agreement, their discussions or any other documents or communications concerning the transactions contemplated hereby unless advised by counsel that such disclosure is required by law (in which case the party so advised will promptly notify the other party and provide accept any reasonable comments with respect thereto).

(j)

No Third-Party Beneficiary.  Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

(k)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(l)

Severability of Provisions.  The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable.  Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable.  Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

SELLER:

POSITIVEID CORPORATION

By:	/s/ William J. Caragol

Its:	Chief Executive Officer

Name:	William J. Caragol

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

PURCHASER:

HUDSON BAY MASTER FUND LTD.

By:	/s/ Yoav Roth

Its:	Senior Managing Director

Name:	Yoav Roth

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

PURCHASER:

MELECHDAVID INC. RETIREMENT PLAN

By:	/s/ Mark Groussman

Its:

Name:	Mark Groussman

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

PURCHASER:

ALPHA CAPITAL ANSALT

By:	/s/ Ari Rabinowitz

Its:

Name:	Ari Rabinowitz

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

PURCHASER:

EDWARD KARR

By:	/s/ Edward Karr

Its:

Name:	Edward Karr

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

PURCHASER:

BARRY HONIG

By:	/s/ Barry Honig

Its:

Name:	Barry Honig

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

PURCHASER:

HS CONTRARIAN INVESTMENT

By:	/s/ John Stetson

Its:

Name:	John Stetson

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

PURCHASER:

SANDOR CAPITAL MASTER FUND

By:	/s/ John Lemak

Its:

Name:	John Lemak

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

PURCHASER:

JOHN FORD

By:	/s/ John Ford

Its:

Name:	John Ford

SCHEDULE OF PURCHASERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address and Facsimile Number	Original Principal Amount of Note to be Purchased	Aggregate Number of Shares to be Purchased	Purchase Price	Legal Representative’s Address and Facsimile Number

Hudson Bay Master Fund Ltd.	Please deliver any notices other than Pre-Notices to: 777 Third Avenue, 30th Floor New York, NY 10017 Attention: Yoav Roth Facsimile: (212) 571-1279 E-mail: investments@hudsonbaycapital.com Residence: Cayman Islands	$68,997.24	300,743	$258,739.67	N/A

Melechdavid Inc. Retirement Plan	100 South Pointe Drive #1405 Miami Beach, FL 33139 E-mail: mgman@bullhunterllc.com Attention: Mark Groussman	$13,247.46	57,743	$49,678	N/A

Alpha Capital Ansalt	510 Madison Ave, 14th Floor New York, NY 10022 E-mail: Arabin@lhfin.com Attention: Ari Rabinowitz	$27,598.90	120,297	$103,495.86	N/A

Edward Karr	c/o RAMPartners SA 19 Blvd Georges-Favon Ch-1204 Geneva, Switzerland E-mail: ek@rampartners.ch Attention: Edward Karr	$5,519.78	24,059	$20,699.17	N/A

Barry Honig	555 S. Federal Hwy #450 Boca Raton, FL 33432 E-mail: brhonig@aol.com Attention: Barry Honig	$36,798.53	160,396	$137,994.48	N/A

HS Contrarian Investments	347 N. New River Dr. East #804 Fort Lauderdale, FL 33301 Facsimile: E-mail: John Stetson Attention: John Stetson	$22,999.08	100,248	$86,246.55	N/A

Sandor Capital Master Fund	2828 Routh Street, Suite 500 Dallas, TX 75201 E-mail: john@lemak.net Attention: John Lemak	$20,239.19	88,218	$75,896.96	N/A

John Ford	90 Horseshoe Hill Rd Bolinas, CA, 94924 E-mail: bajarest@gmail.com Attention: John Ford	$4,599.82	20,050	$17,249.31	N/A

TOTAL:		$200,000	871,754	$750,000

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